Exhibit 2

Joint Filing Agreement

This will confirm the agreement by and among the undersigned that the Schedule 13G Amendment No. 1—Final Amendment filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, par value $.0001 per share, of DOV Pharmaceutical, Inc., a Delaware corporation, is being filed on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Seurities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 14, 2006	KINGS ROAD INVESTMENTS LTD.

By Polygon Investment Partners LLP, its investment manager

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON GLOBAL OPPORTUNITIES MASTER FUND

By Polygon Investment Partners LLP, its investment manager

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON INVESTMENTS LTD.

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON INVESTMENT MANAGEMENT LIMITED

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON INVESTMENT PARTNERS LLP

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON INVESTMENT PARTNERS LP

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006	POLYGON INVESTMENT PARTNERS GP, LLC

	By	/s/ Patrick G. G. Dear
Name: Patrick G. G. Dear
Title: Principal

Date: February 14, 2006		/s/ Reade E. Griffith
Reade E. Griffith

Date: February 14, 2006		/s/ Alexander E. Jackson
Alexander E. Jackson

Date: February 14, 2006		/s/ Patrick G. G. Dear
Patrick G. G. Dear